EXHIBIT 10.12
AMENDMENT TO THE TRUST AGREEMENT
Establishing the
ZIONS BANCORPORATION DEFERRED COMPENSATION PLANS TRUST
WHEREAS, effective October 1, 2002, the Zions Bancorporation Deferred Compensation Plan Trust (hereinafter called the “Trust”) was established by and between Zions Bancorporation (hereinafter called the “Employer”), and CIGNA Bank & Trust Company, FSB, a federal savings bank with its principal office and place of business in the City of Hartford, Connecticut; in connection with and as part of the Zions Bancorporation Deferred Compensation Plan (hereinafter called the “Plan”); and
WHEREAS, effective April 1, 2004, in connection with the sale of CIGNA’s retirement business to Prudential Financial, Inc., CIGNA Bank & Trust Company, FSB merged with another banking institution owned by Prudential Financial, Inc. to form Prudential Bank & Trust, FSB (hereinafter called the “Trustee”); and
WHEREAS, effective December 31, 2004, the Employer wishes to amend the Trust Agreement and create a Schedule of Covered Plans (Exhibit A of the Trust Agreement) to include in the Trust additional plans the Employer has added under its Group Annuity Contract as a result of non-qualified deferred compensation legislative changes;
NOW THEREFORE, the Trust Agreement is hereby amended effective April 1, 2004 as follows:

1.	The face page of the Trust Agreement is amended by deleting the name of the Trustee, CIGNA Bank & Trust Company, FSB, and by replacing it in its entirety with Prudential Bank & Trust, FSB.

2.
The first paragraph of the Trust Agreement is amended by deleting the name of the Trustee and by replacing it in its entirety with Prudential Bank & Trust, FSB, a federally-chartered thrift with its principal office and place of business in the City of Hartford, Connecticut.

NOW THEREFORE, the Trust Agreement is hereby amended effective December 31, 2004 as follows:

1.	A Schedule of Covered Plans (Exhibit A of the Trust Agreement) is created and attached hereto and forms a part hereof.

2.
The name of the Plan, Zions Bancorporation Deferred Compensation Plan, in the second paragraph of the Trust Agreement is deleted and replaced in its entirety by Zions Bancorporation Deferred Compensation Plans.

3.
The face page and Section 1(d) of the Trust Agreement is amended by deleting the name of the Trust, Zions Bancorporation Deferred Compensation Plan Trust, and by replacing it in its entirety with Zions Bancorporation Deferred Compensation Plans Trust.

IN WITNESS WHEREOF, this amendment has been executed on the dates indicated below.

EMPLOYER		PRUDENTIAL BANK & TRUST, FSB

By	/s/ Diana M. Andersen	By	/s/ Andrew F. Levesque

Its V.P. & Dir – Corp Benefits		Its	Trust Officer

Date	12/30/2004	Date	1/6/2005

Attest		Attest	/s/ Joan M. Bobbitt
EXHIBIT A

SCHEDULE OF COVERED PLANS

1.	Zions Bancorporation Deferred Compensation Plan

2.	Zions Bancorporation Post 2004 Deferred Compensation Plan

3.	Zions Bancorporation Excess Benefit Plan

4.	Zions Bancorporation Post 2004 Excess Benefit Plan